UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019 (May 22, 2019)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

     The Company’s annual meeting of stockholders was held on May 22, 2019. The owners of 101,277,145 shares of the Company’s common stock, representing 87.62% of the voting power of all of the shares of common stock issued and outstanding on March 29, 2019, the record date for the meeting, were represented at the annual meeting. Each share of common stock was entitled to one vote at the annual meeting.

     Our stockholders elected each of the following individuals as a director of the Company for a term of three years: Daniel Agroskin (93,057,152 votes in favor and 1,020,762 votes withheld), Floyd F. Sherman (88,987,450 votes in favor and 5,090,464 votes withheld), and M. Chad Crow (93,266,127 votes in favor and 811,787 votes withheld). There were 7,199,231 broker non-votes with regard to the election of directors.

     In a non-binding vote, our stockholders approved the 2018 compensation for the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, with 92,769,736 votes in favor, 1,192,706 votes against, 115,472 abstentions, and 7,199,231 broker non-votes.

     Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019, with 100,570,677 votes in favor, 672,616 votes against, and 33,852 abstentions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: May 28, 2019	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary